UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2026

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On March 6, 2026, Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Buyer”), pursuant to which the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, debentures (the “Debentures”) in the aggregate principal amount of $11,000,000 (the “Subscription Amount”) in two tranches with the purchase price of the Debentures in each tranche being equal to 96% of the Subscription Amount to be purchased. The closing of the initial tranche of Debentures occurred on March 6, 2026 (the “First Closing”), in which the Company issued Debentures in the aggregate principal amount of $4,000,000 (the “First Closing Debentures”) to the Buyer. Pursuant to the Purchase Agreement, the Company and the Buyer have agreed that the closing of the second tranche of the remaining $7,000,000 in aggregate principal amount of the Debentures (the “Second Closing” and such Debentures, the “Second Closing Debentures”) will occur on or before the first business day after the registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), issuable upon exercise of the Warrants (as defined below) and no less than 10,000,000 shares of Common Stock issuable pursuant to the Amended and Restated Standby Equity Purchase Agreement, dated October 31, 2024, by and between the Company and the Buyer, as amended and supplemented by the Supplemental Agreement, dated February 24, 2025 (such registration statement, the “Resale Registration Statement”), has been declared effective (such date, the “Effective Date”) and subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreement. The sale of the Debentures to the Buyer is expected to result in gross proceeds to the Company of approximately $10.5 million, after deducting a one-time due diligence and structuring fee to the Buyer of $25,000 but before deducting any other fees and expenses.

In addition, in connection with the First Closing, as a commitment fee for the transactions contemplated by the Purchase Agreement, the Company issued to the Buyer warrants to purchase up to 1,291,778 shares of Common Stock at an exercise price of $0.01 per share (the “Warrants”). The Warrants are immediately exercisable and will expire 60 months from the date of issuance. The Warrants include customary adjustment provisions for stock splits, combinations and similar events.

The Debentures bear interest at a rate of 5.0% per annum, subject to a potential increase to 18.0% per annum upon the occurrence of certain events of default. The Debentures mature on March 6, 2027 (the “Maturity Date”). The Company will repay the outstanding principal of the Debentures in monthly installments of (i) $363,636 for the First Closing Debentures and (ii) $636,364 for the Second Closing Debentures, in each case, plus accrued and unpaid interest, in cash, beginning on the earlier of the 30th calendar day following the effectiveness of the Resale Registration Statement or June 6, 2026, with all remaining outstanding principal plus accrued and unpaid interest due in full on the Maturity Date. Any outstanding principal amount of, and accrued and unpaid interest on, the Debentures as of the Maturity Date will be due and payable on the Maturity Date.

The Debentures provide the Company with an optional redemption right pursuant to which the Company, at any time, may redeem in cash, in whole or in part, all amounts outstanding under the Debentures prior to the Maturity Date. The redemption amount shall be equal to the outstanding principal balance of the Debentures being redeemed by the Company, plus all accrued and unpaid interest thereon as of such redemption date.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

The foregoing descriptions of the Purchase Agreement, the Debentures and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Debenture and the form of Warrant, copies of which are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 3.02.          Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Warrants is incorporated by reference herein. Based in part of the representations of the Buyer in the Purchase Agreement, the Warrants were, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be, issued by the Company in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the offer and sale of the Warrants and the Warrant Shares by the Company has not been registered under the Securities Act or any state securities laws. Such Warrants and Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events, expectations or actions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include the Company’s ability to satisfy the conditions under the Purchase Agreement, market conditions and other risks detailed in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
4.1	Form of Debenture.
4.2	Form of Warrant.
10.1*	Securities Purchase Agreement, dated as of March 6, 2026, between Envirotech Vehicles, Inc. and the investor listed on Schedule I thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: March 9, 2026	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer